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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549

                                  FORM 8-K

                               CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 27, 1996
                                                         --------------


                              CASINO MAGIC CORP.
                           ------------------------
            (Exact name of registrant as specified in its charter)

         MINNESOTA                  0-20712                  64-0817483
     -----------------           -------------            ----------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
     of incorporation)             File Number)          Identification No.)

               711 CASINO MAGIC DRIVE, BAY ST. LOUIS, MS   39520
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                               (601) 467-9257
                             ------------------
             (Registrant's telephone  number, including area code)

                               NOT APPLICABLE
                             ------------------
             (Former name, former address and former fiscal year,
                       if changed since last report)



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ITEM 5.  OTHER EVENTS.

     Pursuant to Rule 135(c) by a press release in the form attached as
Exhibit 20.1 hereto, on June 27, 1996, Casino Magic Corp. announced its intent to make a private placement debt offering pursuant to Rule 144A in the near future of approximately $145 million aggregate principal amount of senior secured notes. The notes will be secured by, among other things, the assets of the Company's planned Bossier City, Louisiana casino and the proceeds will be used primarily to develop the Bossier City Casino, repay certain indebtedness previously incurred with respect to the Company's proposed Louisiana gaming activities and make certain improvements to the Company's Biloxi casino.

     Casino Magic Corp. and its subsidiary issuer of outstanding $135 million 11-1/2% First Mortgage Notes due 2001 concurrently announced the commencement of a consent solicitation with respect to such First Mortgage Notes in order to permit the intended issuance of the new notes and to effectuate certain other proposed amendments to the indenture for the First Mortgage Notes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         20.1. Press Release dated June 27, 1996 regarding consent solicitation and proposed note offering.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CASINO MAGIC CORP.
                                       Registrant

Date:  July 3, 1996                      /s/      JAMES E. ERNST
     ----------------                  -------------------------------------
                                       James E. Ernst, President
                                       and Chief Executive Officer

Date:  July 3, 1996                      /s/      JAY S. OSMAN
     ----------------                  -------------------------------------
                                       Jay S. Osman, Chief Financial Officer
                                       and Treasurer (principal financial
                                       and accounting officer)

                                      -1-
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